Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


Subsidiary                                               State of Incorporation


InterDent Service Corporation                                   Washington
   Including the following wholly-owned subsidiaries:
     Capital Dental Care, Inc.                                  Oregon
     Dedicated Dental systems, Inc.                             California
     Gencare Dental Plans, Inc.                                 Oregon
     Managed Dental Care of Oregon, Inc.                        Oregon